Exhibit 10.5

SEVERANCE AND RELEASE AGREEMENT

Margie Adelman ("Adelman") and NutraCea ("NutraCea") hereby enter into this Severance Agreement and Release of Claims ("Agreement") dated November 11, 2008 on the following terms and conditions. Adelman and NutraCea are each sometimes referred to herein individually as a "Party" or collectively as the "Parties".

1.             Recitals - Background and Purpose.

1.1           Prior Employment. Adelman was previously employed by NutraCea pursuant to a written employment agreement dated January 25, 2005. That agreement and all rights thereunder, including without limitation all unvested warrants or options, expired January 25, 2008 and was not renewed or extended. Since that agreement expired, Adelman has been employed on an "at will" basis. Adelman's employment with NutraCea shall terminate as of November 11, 2008 ("Separation Date"). Adelman shall receive her salary and all other benefits from NutraCea until her Separation Date on the next payroll cycle.

1.2           Prior Payment. Adelman acknowledges that she has been paid all wages and other benefits due and owing by NutraCea, except as expressly set forth herein.

1.3           Sever Employment. Adelman, for her part, and NutraCea, for its part, desire to mutually sever their employment relationship and settle all claims between them effective as of the Effective Date on the terms and conditions set forth below.

2.             Consideration.

2.1           Consideration to Adelman. In consideration of the releases and agreements set forth herein NutraCea agrees to provide Adelman with the following severance benefits:

(a)            A consulting arrangement with NutraCea providing, for a consulting fee in the amount of $15,827.73 per month for a term of one year. This Retainer shall commence on November 11, 2008 and continue until November 10, 2009. The terms and conditions of such consulting arrangement shall be as set forth as attached hereto as Exhibit A ("Consulting Agreement").

(b)           NutraCea shall issue an advance of $20,000, upon the signing of this agreement as reasonable and actual moving expenses. Adelman agrees to provide receipts to NutraCea for all such expenses within 30 days of the date the expense is incurred. If the total amount of the receipts do not exceed $20,000, Adelman agrees to refund the difference between the amount actually incurred and $20,000 within 30 days from the time she submits the expense report.

(c)            Upon the due execution of this Agreement, NutraCea will pay to Adelman promptly, for all accrued vacation and personal days not used by Adelman, a single payment of $20, 273.90, less customary withholding amounts.

2.2           Consideration to NutraCea. Adelman agrees to:

(a)            Surrender, on her last day of employment, all NutraCea property, documentation, or information, in her possession or under her control, other than the Blackberry, laptop computer, and other personal business items that Adelman will use during the period of her consulting arrangement pursuant to the Consulting Agreement. Adelman agrees that she will not copy or download any tiles or programs from NutraCea's computer systems, networks or equipment or take any other NutraCea property with her on her last day of employment, other than that which NutraCea expressly approves for Adelman's use during the consulting arrangement. NutraCea agrees that Adelman will continue to have access to certain NutraCea computer systems and other confidential and proprietary information of NutraCea as and to the extent provided in the Consulting Agreement. Adelman shall not disclose or use any of such systems or information for any purpose other than as expressly permitted by NutraCea pursuant to the Consulting Agreement, and expressly agrees to preserve and protect the confidentiality of all NutraCea's proprietary or confidential information.

(b)            Release NutraCea pursuant to this Agreement and enter into the Consulting Agreement.

2.3.          ERISA 401(k) Plan. Adelman is entitled to the plan benefits in her account under an ERISA plan, which vested benefits will be paid pursuant to the terms of such ERISA plan. NutraCea specifically agrees that she shall be entitled to employer matching contributions through the last date of her employment in the amounts specified in such ERISA plan.

2.4.          Options and Warrants. All warrants and all options to acquire NutraCea shares of stock previously granted to Adelman pursuant to her employment agreements with NutraCea that are not fully vested and exercisable as of the date of this Agreement shall immediately expire and be of no further force or effect, including without limitation the Stock Option Agreement dated January 8, 2008, No. SOP08005A ("Warrant'') and any other performance vesting warrant or option. The parties acknowledge that Adelman's vested Warrant for the Purchase of Common Stock dated January 25, 2005, No. "WC-" for 1,000,000 shares of NutraCea Common Stock that provides for a time based vesting period shall remain in effect for the balance of the exercise period thereunder (through January 15, 2015) notwithstanding this termination of her employment ("Warrant Agreement"). A copy of Adelman's Warrant Agreement is attached hereto as Exhibit B.

3.             Release of Claims.

3.1           General Release. In accordance with applicable law, Adelman, on behalf of herself, and her successors, representatives, attorneys and assigns, hereby releases, acquits, and discharges NutraCea, and its employees, agents, independent contractors, officers, directors, members, executors, partners, joint venturers, and attorneys and all persons acting by, under, through or in concert with any of them, from any and all claims, demands, causes of action, liabilities, judgments, liens, rights, debts, obligations, promises, acts, costs or expenses (including, but not limited to, attorneys' fees), and charges of whatever nature ("Claims") which Adelman  has  or may  have against NutraCea,  whether known or unknown,  foreseen  or unforeseen, economic or non-economic, fixed or contingent, which relate in any way to Adelman's employment with NutraCea or any agent, representative or Adelman (past or present) of NutraCea.

3.2           Specific Release of Statutory Rights Claims. Title VT1 of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Vietnam Era Veterans Readjustments Assistance Act of 1974, the California Family Rights Act of 1991, the Federal Family and Medical Leave Act of 1993, and the California Fair Employment and Housing Act, as amended, and applicable provisions of California's Labor Code provide certain rights to Adelman's in connection with discrimination on a number of bases, including race, ancestry, color, religion, sex, marital status, national origin, age, status as a veteran of the Vietnam era, request or need for family or medical leave, physical or mental disability, medical condition, or sexual preference. The rights afforded under these federal and state laws are being waived, and no complaint or suit shall be filed based on any alleged violation of these federal and state laws, or any successor or replacement federal or state laws. All rights are hereby waived to assert a claim for relief available under these federal and state laws including, but not limited to, back pay, attorneys' fees, damages, reinstatement, or injunctive relief, which may otherwise be recovered based on any alleged violation of these federal and state laws, or any successor or replacement federal or state laws.

3.3           Older Workers Benefit Protection Act. Pursuant to the terms of the Older Workers' Benefit Protection Act (OWBPA), Adelman is waiving any claims she may have under the Age Discrimination in Employment Act arising prior to the date she executes this agreement. Adelman acknowledges that she has had twenty-one (21) days in which to consider the terms of this waiver. Adelman acknowledges that, by the terms of this Agreement, he/she has been advised in writing that the she should consult with an attorney regarding the terms and conditions of this Agreement. Adelman further acknowledges that, by the terms of this Agreement, she has been advised that following execution of this Agreement, he/she has seven (7) days in which she may revoke her waiver pursuant to the OWBPA and that this Agreement does not become effective until the seventh day following execution of the Agreement. The date, seven (7) days following the execution of the Agreement, shall be the Effective Date of this Agreement. Adelman further acknowledges that he/she has consulted with an attorney and is fully aware of the rights and claims being released by his/her execution of this Agreement.

3.4          Waiver. Adelman acknowledges that there is a risk that, subsequent to the execution of this Agreement, she may discover, incur or suffer from claims which are currently unknown or unanticipated and which, if known, would have materially affected his/her decision to execute this Agreement. Adelman acknowledges that he/she is assuming the risk of such unknown and unanticipated claims and expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

4.             Confidentiality of NutraCea's Proprietary Information. Adelman acknowledges that by reason of his/her position with NutraCea, he/she has been given access to confidential or proprietary information or materials respecting NutraCea’s business affairs. Such confidential information includes, but is not limited to, NutraCea's business strategies, financial results, contractual agreements between NutraCea and other individuals or entities, strategies and ideas, compilation of information and records which are owned by NutraCea and are regularly used in operation of NutraCea’s business, procedures, written descriptions, processes, research projects, protocols or other tangible items and documentation, including computer programs, reports and marketing information. Adelman represents that she has held all such information confidential and will continue to do so. To the fullest extent permitted by applicable law, such confidential information also includes any such items conceived, originated, discovered or developed by Adelman during the term of her employment or consulting arrangement with NutraCea. Adelman represents and agrees that she shall not disclose any such confidential information. Adelman further represents that all files, records, documents, fists, equipment, inventions, computer programs, research projects, protocols, processes and similar items relating to the business of NutraCea, whether prepared by Adelman or otherwise coming into Adelman's possession, shall remain the exclusive property of NutraCea and shall not be removed from the premises of NutraCea, except as expressly approved by NutraCea for the purpose of performing her consulting agreement. Adelman further represents that he/she does not have in his/her possession any of the confidential information described in this paragraph and has returned all such confidential information to NutraCea, except as expressly approved by NutraCea for the purpose of performing her consulting agreement. Confidential Information does not include any information that is in the public domain or readily ascertainable from publicly-available information, or disclosed to Adelman outside the course and scope of the performance of Adelman's duties on behalf of NutraCea by a person or entity who has the legal right to disclose such information.

5.             Resolution of Disputes. Any disputes regarding the rights or obligations of the parties under this Agreement shall be conclusively determined by binding arbitration. The arbitration shall be conducted as follows:

5.1           Binding Arbitration. Any dispute between the parties shall be submitted to, and conclusively determined by, binding arbitration in accordance with this paragraph. The provisions of this paragraph shall not preclude any party from seeking injunctive or other provisional or equitable relief in order to preserve the status quo of the parties pending resolution of the dispute, and the filing of an action seeking injunctive or other provisional relief shall not be construed as a waiver of that party's arbitration rights. The arbitration of any dispute between the parties to this Agreement shall be governed by the provisions of Arizona law.

5.2           Initiation of Arbitration. In the case of any dispute between the parties to this Agreement, either party shall have the right to initiate the binding arbitration process provided for in this paragraph by serving upon the other party a demand for arbitration. Notwithstanding any other provision of law, in order to be enforceable a demand for arbitration must be served within sixty (60) days of the date on which a party discovers, or reasonably should have discovered, facts giving rise to a dispute as defined above.

5.3           Selection of Arbitrators. Within thirty (30) days of service of a demand for arbitration by either party to this Agreement, the parties shall endeavor in good faith to select a single arbitrator. If they fail to do so within that time period, each party shall have an additional period of fifteen (15) days in which to appoint an arbitrator and those arbitrators within fifteen (15) days shall select an additional arbitrator. If any party fails to appoint an arbitrator or if the arbitrators initially selected by the parties fail to appoint an additional arbitrator within the time specified herein, any party may apply to have an arbitrator appointed for the party who has failed to appoint, or to have the additional arbitrator appointed, by a judge in Phoenix, Arizona. If the presiding judge, acting in his or her personal capacity, is unable or unwilling to appoint the additional arbitrator, that arbitrator shall be selected in accordance with the rules of the Judicial Arbitration and Mediation Service ("JAMS").

5.5            Applicable Law. The law applicable to the arbitration of any dispute shall be the law of the State of Arizona.

5.6           Arbitration Procedures. Except as otherwise provided in this paragraph, the arbitration shall be governed by the JAMS employment arbitration rules. In addition, either party may choose, at that party's discretion, to request that the arbitrators resolve any dispositive motions prior to the taking of evidence on the merits of the dispute. By way of example, such dispositive motions would include, but not be limited to, those which would entitle a party to summary judgment or summary adjudication of issues, or resolution of a special defense. In the event a party to the arbitration requests that the arbitrators resolve a dispositive motion, the arbitrators shall receive and consider any written or oral arguments regarding the dispositive motion, and shall receive and consider any evidence specifically relating thereto, and shall render a decision thereon, before hearing any evidence on the merits of the dispute.

5.7           Limitation on Scope of Arbitrators' Award or Decision. NutraCea and Adelman agree that if the arbitrators find any disputed claim to be meritorious, the arbitrators shall have the authority to order legal and/or equitable relief appropriate to the claim, but that in no event shall the arbitrators have authority to award punitive or exemplary damages.

5.8           Costs of Arbitration: Attorneys' Fees. Each party shall bear equally the costs of the arbitration and shall bear its own attorneys' fees. However, NutraCea and Adelman agree that the arbitrators, in their discretion, may award to the prevailing party the costs, including the costs of the arbitration, and attorneys'   fees incurred by that party in participating in the arbitration process.

6.             Adelman Affirmations.    Adelman affirms that he/she reported all hours worked as of the date of this Agreement and has been paid, to the extent applicable, all compensation, including regular wages, overtime, bonuses, commissions, vacation pay, shares, stock options, and/or other benefits to which Adelman may have been entitled to. Adelman also affirms that she received or will receive payment(s) pursuant to this Agreement, all leave (paid or unpaid) for which she was entitled, and/or that she was not denied requested leave (paid or unpaid) for which he/she was entitled to under the Family Medical Leave Act (FMLA), Americans With Disabilities Act (ADA) any leave entitlement provided by either California or Arizona law, or local leave statute or law. Adelman further affirms that he/she has no known workplace injuries or occupational diseases for which he/she has not filed a claim for workers' compensation benefits.

7.             Non-Disparagement. The Parties agree that they shall not disparage nor defame the other Party, or their respective agents, members, officers, directors, employees, agents, or affiliates, so as to harm their business or personal reputation. This provision does not restrict the Parties from responding fully and truthfully in the context of a legal or governmental proceeding in which they are compelled to testify under oath or to respond to a subpoena or otherwise is required by law to cooperate with a legal or governmental entity.

8.             Entire Agreement. This Agreement, the Consulting Agreement and the Warrant Agreement referred to herein constitute the entire agreement between the parties, all oral agreements being merged herein, and supersede all prior representations and agreements except as specifically referred to herein. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties relating to the subject matter of this Agreement that are not fully expressed herein, in the Consulting Agreement, or in the Warrant Agreement.

9.             Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction either of that term or condition as it applies on a subsequent occasion or of any other term or condition hereof.

10.           Amendment. The provisions of this Agreement may be modified or amended at any time by agreement of the parties. Any such amendment or modification as hereinafter may be made, shall be ineffective to modify this Agreement in any respect unless in writing and signed by the party or parties against whom enforcement of the modification or amendment is sought.

11.           Representation by Counsel. This Agreement has been carefully read by the parties and the contents hereof arc known and understood by all parties. The parties have each had the opportunity to receive independent legal advice from attorneys of their choice with respect to the preparation, review and advisability of executing this Agreement. Prior to the execution of this Agreement by each party, the parties' attorneys had the opportunity to review the Agreement, and the parties acknowledge that they have executed this Agreement after independent investigation and without fraud, duress or undue influence.

12.           No Admissions. Nothing contained in this Agreement shall be deemed as an admission of any kind by or to any other party to this Agreement.

13.           Severability. If any provision of this Agreement is adjudicated by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement which can be given full force and effect without the invalid provision shall continue in full force and effect and shall in no way be impaired or invalidated.

14.           Succession. Subject to the provisions otherwise contained in this Agreement, this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the respective parties hereto. The parties expressly agree and intend that this Agreement shall be binding on any successor entity to NutraCea in the event of any merger transaction or an acquisition of all or substantially all of the assets of NutraCea.

15.           Notices. Any notice under this Agreement shall be in writing, and any written notice or other document shall be deemed to have been duly given (i) on the date of personal service on the parties, (ii) on the third business day after mailing, if the document is mailed by registered or certified mail, (iii) one day after being sent by professional or overnight courier or messenger service guaranteeing one-day delivery, with receipt confirmed by the courier, or (iv on the date of transmission if sent by telegram, telex, telecopy or other means of electronic transmission resulting in written copies, with receipt confirmed. Failure to give notice in accordance with any of the foregoing methods shall not defeat the effectiveness of notice actually received by the addressee.

16.           Captions. All paragraph captions are for reference only and should not be considered in construing this Agreement.

17.           Nonassignability. This Agreement shall not be assigned by any party without the prior written consent of the other parties. Any assignment contrary to the provisions of this Agreement shall be deemed a default under the Agreement, allowing the non-defaulting parties to exercise all remedies available under law.

18.           Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one-in-the-same document.

NutraCea and Margie Adelman have executed this Severance and Release Agreement on the date first set forth above:

/s/ Margie Adelman
(Margie Adelman)

NutraCea, a California corporation

By:	/s/ Brad Edson
(Brad Edson, Chief Executive Officer)

Exhibit A

Consulting Agreement

Exhibit "A"

CONSULTING AGREEMENT

This Consulting Agreement ("Agreement") is made and entered into as of the 11 th day of November, 2008 by and between NutraCea, a California corporation (the "Company"), and Margie Adelman ("Consultant"). The Company desires to retain Consultant as an independent Consultant to perform consulting services for the Company and Consultant is willing to perform such services, on terms set forth more fully below. Adelman and NutraCea are each sometimes referred to herein individually as a ''Party" or collectively as the "Parties". In consideration of the mutual promises contained herein, the parties agree as follows:

1               BACKGROUND

Consultant is a former Employee of the Company, whose employment with the Company ended November 11, 2008. At the time that her Employment with the Company terminated, Consultant executed a Severance and Release Agreement ("Severance Agreement"). In partial consideration of Consultant's execution of the Severance Agreement, the Parties have agreed to enter into a consulting agreement. This Agreement is the consulting agreement called for, and incorporated into, the Severance Agreement.

2.             SERVICES AND COMPENSATION

2.1.          Services. Consultant agrees to perform for the Company the services ("Services") to consult and provide assistance and advice to the Company as called for the by Company in the areas of: (a) new business development; (b) investor relations; and (c) public relations and subject to Consultant's Express Duties as defined in Section   8 of this Agreement and other services as mutually acceptable to the Parties.

2.2.           Fee. The Company agrees to pay Consultant $15,827.73 per month for the Term of this Agreement. Company shall make payment to Consultant on the 1st and 15th days of each month, commencing on November 15, 2008.

2.3.           Discretionary Bonus. Consultant shall be eligible for the award of a discretionary bonus at such times and in such amounts as may be determined by the Company's Compensation Committee and the CEO in their absolute discretion.

2.4.          Expenses. The Company will reimburse Consultant within thirty (30) days following presentation of receipts and evidence of the expenditures (in accordance with NutraCea’s standard reimbursement policies for reasonable travel, administrative, equipment and out-of-pocket expenses incurred in conjunction with the Services. Any single expense in excess of $500.00 must be pre-approved by the Company in writing. The Company will advance funds to Consultant for the payment of pre-approved expenses for a single project that totals in excess of $2,500.00, and Consultant must submit all associated receipts promptly thereafter.

2.5.           Term. Unless earlier terminated for Cause (as defined below) the term of this Consulting Agreement shall commence on November 11, 2008 and shall end on November 10, 2009 (the "Term").

3             CONFIDENTIALITY

3.1.          Confidential Information.    "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers, customer lists, markets, journals, notebooks, notes, renderings, samples, data, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed by the Company prior to or after the execution of this Agreement, either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment.

3.2.          Limitations on Use and Disclosure. Consultant will not, during or subsequent to the term of this Agreement, use the Company's Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or disclose the Company's Confidential Information to any third party. It is understood that said Confidential Information shall remain the sole property of the Company. Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information including, but not limited to, having each employee of Consultant, if any, with access to any Confidential Information, execute a nondisclosure agreement containing provisions in the Company's favor identical to Sections 2, 3 and 7 of this Agreement. Confidential Information does not include information which (i) is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant, or (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure. Without the Company's prior written approval, Consultant will not directly or indirectly disclose to anyone the contents of this Agreement. Confidential Information does not include any information that is in the public domain or readily ascertainable from publicly-available information, or disclosed to Consultant outside the course and scope of the performance of Consultant's duties on behalf of Company by a person or entity who has the legal right to disclose such information.

3.3           Other Confidential Information. Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former employer, or Company or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant, if any, and that Consultant will not bring onto the premises of the Company any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity. Consultant will indemnify the Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs of suit, arising out of or in connection with any violation or claimed violation of a third party's rights resulting in whole or in part from the Company's use of the work product of Consultant under this Agreement

3.4.          Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company's agreement with such third party, to the extent that Consultant is aware of such agreement.

3.5.          Legal Compulsion. In the event that Consultant becomes legally compelled to disclose any Confidential Information, Consultant shall give sufficient notice to the Company to enable the Company party to prevent or minimize such disclosure to the extent possible.

3.6.          Records. Consultant agrees that she shall only make such notes, copies, photocopies, backups, or other written, photographic or computer generated records relating to the Confidential Information as are absolutely necessary. Upon termination of this Agreement, Consultant shall return all copies of Confidential Information the Company as arc being held, at Company's reasonable expense

3.7.          Return. Consultant agrees that upon the termination of this Agreement Consultant will deliver to the Company all of the Company's property or Confidential Information that Consultant may have in Consultant's possession or control, including, without limitation, all devices, records, data, disks, computer files, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by Consultant pursuant to her consulting arrangement (or her prior employment) with the Company or otherwise belonging to the Company, its successors or assigns, at Company's reasonable expense.

4.             OWNERSHIP; ASSIGNMENT

4.1.           Inventions. Consultant agrees that all material, notes, records, drawings, designs, inventions, improvements, developments, creations, manuals, findings, evaluations, forms, reviews, information, materials, trademarks, written materials, discoveries and trade secrets conceived, whether or not subject to patent or copyright protection, and whether or not originated, conceived, developed or prepared during regular business hours, made or discovered by Consultant, solely or in collaboration with others, prior to and during the period of this Agreement (or during the prior period of her employment) which relate in any manner to the business of the Company or that Consultant may be directed to undertake, investigate or experiment with, or which Consultant may become associated with in work, investigation or experimentation in the line of business of Company in performing services for the Company (collectively, "Inventions"), are the sole property of the Company. In addition, any Inventions which constitute copyrightable subject matter shall be considered "works made for hire" as that term is defined in the United States Copyright Act. Consultant further agrees to assign (or cause to be assigned) and does hereby assign fully to the Company all Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Consultant agrees to keep and maintain adequate and current written records of all Inventions of Consultant during the term of this Agreement. Such records shall he in the form of notes, sketches, drawings, and any other format that may be specified by the Company, and shall be available to and remain the sole property of the Company at all times. Consultant agrees to promptly disclose all Inventions in writing to the Company. Further, Consultant shall not disclose any Inventions other than in the course of her Services to the Company and with the Company's prior written consent; provided, that any such disclosure must be (i) in the good faith best interests of the Company, and (ii) Consultant shall obtain an agreement from any recipient of the Confidential information to preserve its confidentiality and not use the Confidential Information other than as expressly approved by the Company.

4.2.          Protection. Consultant agrees to assist Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of ail applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Consultant further agrees that Consultant's obligation to execute or cause to be executed, when it is in Consultant's power to do so, any such instrument or papers shall continue after the termination of this Agreement.

4.3.          License. Consultant agrees that if in the course of performing the Services, Consultant incorporates into any Invention developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Invention.

4.4.          Agents. Consultant agrees that if the Company is unable because of Consultant's unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant's signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company above, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant's agent and attorney in fact, to act for and in Consultant's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Consultant.

4.5.           Notification of Future Employer. The Company shall have the right to notify any future employers of Consultant of Consultant's obligations under this Agreement.

4.6.          Other Agreements. Consultant represents that the performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to the term hereof. Consultant has not and shall not enter into any oral or written agreement in conflict with this Agreement.

5.             TIME AND EFFORT

During the term of this Agreement, the Consultant shall, devote that portion of Consultant's working time, attention, abilities, skill, labor and efforts necessary for the performance of Consultant's obligations hereunder. Notwithstanding the foregoing, the parties recognize and agree that the Consultant may engage in personal investments and other business, civic or charitable activities that do not conflict with the business and affairs of the Company or interfere any material respect with Consultant's performance of his duties hereunder. The Consultant will at all times perform all of the duties and obligations required of the Consultant by the terms of the Consulting Agreement in a loyal and conscientious manner and to the best of the Consultant's ability and experience.

6.             REPORTS

Unless set forth specifically on Exhibit A attached hereto, Consultant agrees that it will from time to time during the term of this Agreement or any extension thereof keep the Company advised as to Consultant's progress in performing the Services hereunder and that Consultant will, as requested by the Company, prepare written reports with respect thereto. It is understood that the time required in the preparation of such written reports shall be considered time devoted to the performance of Consultant's Services.

7.              CONFLICTING OBLIGATIONS

Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting Agreement during the term of this Agreement.

8.             EXPRESS DUTIES

8.1.          Duty of Loyalty. Consultant shall, during the Term owe Company a duty of loyalty including but not limited to the duty and obligation to work in the Company's interest; to follow lawful direction; to put the Company's interest before her own in the matters and business the Company is interested in, does pursue, or may pursue.

8.2.          No Undertaking or Enterprise with Patty McPeak. Consultant shall not, during the Term of this agreement, discuss, enter into, or otherwise pursue any current or prospective business activity with Patty McPeak.

8.3.          Investor/Shareholder Contact. Without advance written consent of the Company, during the Term of this agreement, Consultant shall not:

(a)            Discuss, enter into, or otherwise pursue any current or prospective business activity relating to the stabilized rice bran industrywith any of the Company's current, former or prospective shareholders including, but not limited to, Moishe Manna or Baruch Halpern; provided, that with the Company's express prior consent Consultant may contact Baruch Halpern regarding specific matters authorized by the Company's Chief Executive Officer; or

(b)            Contact or communicate with any of the Company's past or current investment bankers or institutional investors.

8.4.          Non-Disparagement. The Parties agree that they shall not disparage nor defame the other Parties, or their respective agents, members, officers, directors, employees, agents, vendors, or affiliates, so as to harm their business or personal reputation. This provision does not restrict the Parties from responding fully and truthfully in the context of a legal or governmental proceeding in which they are compelled to testify under oath or to respond to a subpoena or otherwise is required by law to cooperate with a legal or governmental entity.

8.5.          Definition of Express Duties. As used herein, the "Express Duties" means the duties of Consultant pursuant to Sections 8.1, 8.2, 8.3, and 8.4 above.

9.             NON-SOL1CITA HON/NON-COMPETE

9.1.          Non-Solicitation. To the fullest extent permissible under applicable law, Consultant agrees that both during the term of this Agreement and for a period of one (1) year following termination of this Agreement, Consultant shall not take any action to induce employees or independent contractors of Company to sever their relationship with Company and accept an employment or an independent contractor relationship with any other business.

9.2.          Non-Compete. In order to protect the Company in the object of this Agreement, to the fullest extent permissible under Arizona law, Consultant agrees to refrain from, unless first obtaining Company's prior written consent, directly or indirectly, engaging in, being employed by. Being associated with, being under contract with, owning, managing, operating, joining, controlling, or participating in the ownership, management, operation, or control of, being connected in any manner with, or having any interest in, (i) any past or then-current customer or vendor of the Company, or (ii) any business, firm, sole proprietorship, partnership or corporation that sells, offers for sale, markets, or otherwise commercializes any products that are competitive with any of products of the Company that are attributable for five percent (5%) or more of the Company's gross sales. The foregoing provisions of this Section 9.2 shall apply in Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, and Wyoming for a period of one (1) year after termination of this Agreement.

9.3.          Reasonableness. Consultant acknowledges that the nature and periods of restrictions imposed by the covenants contained herein are fair, reasonable, and that the Company would sustain great and irreparable loss and damage if Consultant in any manner were to breach any of such covenants. Accordingly, in the event of an actual or threatened breach of the covenants by Consultant, in addition to all other remedies which Company may have, Company shall be entitled to enforce the specific performance of this Agreement and to seek both immediate, temporary and permanent injunctive relief (to the extent permitted by law) restraining such actual or threatened breach. Consultant waives any requirement that Company post any bond or other security in order to obtain such injunctive relief.

9.4.           Separate Covenants. It is understood by and between the parties hereto that the covenants contained in this Agreement shall be deemed to be a series of separate covenants, one for each line of business engaged in by Company. Each separate covenant shall hereinafter be referred to as "separate covenant." If any court or tribunal of competent jurisdiction shall refuse to enforce one or more of the separate covenants because the time limit applicable thereto is deemed unreasonable, it is expressly understood and agreed that such separate covenant or separate covenants shall not be void but that for the purpose of such proceedings and such time limitation shall be deemed to be reduced to the extent necessary to permit the enforcement of such separate covenant or separate covenants. If any court or tribunal of competent jurisdiction shall refuse to enforce any or all of the separate covenants because, taken together, they are more extensive (whether as to geographic area, scope of business or otherwise) than is deemed to be reasonable, it is expressly understood and agreed between the parties hereto that such separate covenant or separate covenants shall not be void but that for the purposes of such proceedings, the restrictions contained therein (whether as to geographic area, scope of business or otherwise) shall be deemed to be reduced to the extent necessary to permit the enforcement of such separate covenant or separate covenants,

10.           TERMINATION

This Agreement will commence on the date first written above and will continue for twelve (12) months from the date of this Agreement first set forth above or until termination as provided below. In addition, the Agreement shall terminate immediately upon a revocation by Consultant of her waiver of claims under the Age Discrimination in Employment Act during the seven (7) day period provided in Section 3.3 of the Severance Agreement. The Company may terminate this Agreement for Cause, immediately upon notice. For purposes of this Agreement, "Cause" shall mean the Consultant shall have committed a material breach by the Consultant of any of the Express Duties (as defined in Section 8 herein. Upon such termination all rights and duties of the parties toward each other shall cease except:

(a)      that the Company shall be obliged to pay, within thirty (30) days of the effective date of termination, all undisputed amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related expenses, if any, in accordance with the provisions of Section 1 (Services and Compensation) hereof; and

(b)        Sections 2 (Confidentiality), and 3 (Ownership) shall survive termination of this Agreement, and Section 9 (Non-Solicitation/Non-Compete) shall survive for a period of twenty-four (24) months from the date of this Agreement first set forth above.

11.           ASSIGNMENT

Neither this Agreement, any right hereunder, or interest herein may be assigned, delegated or transferred by Consultant without the express written consent of the Company. The parties expressly agree and intend that this Agreement shall be binding on any successor entity to NutraCea in the event of any merger transaction or an acquisition of all or substantially all of the assets of NutraCea

12.          INDEPENDENT CONTRACTOR

Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company, but Consultant shall perform the services hereunder as an independent contractor. Company agrees to furnish (or reimburse the Consultant for) all tools and materials necessary to accomplish this contract, and Company shall incur all expenses associated with performance, except as expressly provided in this Agreement. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to the Consulting Agreement (including, if any, pursuant to Section 409A of the Internal Revenue Code of 1986, as amended), and Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon. Consultant further agrees to indemnify the Company and hold it harmless to the extent of any obligation imposed on the Company (i) to pay in withholding taxes or similar items or (ii) resulting from Consultant's being determined not to be an independent contractor.

13.           SUBCONTRACT

The Consultant shall not subcontract the work under this Agreement without the prior written permission of the Company.

14.           EQUITABLE RELIEF

Consultant agrees that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Sections 2 or 3 herein. Accordingly, Consultant agrees that if Consultant breaches Sections 2 or 3, the Company will have available, in addition to any other right or remedy available, the right to obtain from any court of competent jurisdiction an injunction restraining such breach or threatened breach and specific performance of any such provision. Consultant further agrees that no bond or other security shall be required in obtaining such equitable relief and Consultant hereby consents to the issuances of such injunction and to the ordering of such specific performance.

15.           INTENTIONALLY OMITTED.

16.           GOVERNING LAW AND JURISDICTION

This Agreement shall be governed and construed and enforced in accordance with the internal, substantive laws of the State of Arizona without giving effect to the conflict of law rules thereof, and shall be deemed to be executed in Arizona. Any legal action or proceeding relating to this Agreement shall be instituted in a slate or federal court in Phoenix, Arizona. The parties agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.

17.           NOTICE

Any notice under this Agreement shall be in writing, and any written notice or other document shall be deemed to have been duly given (i) on the date of personal service on the parties, (ii) on the third business day after mailing, if the document is mailed by registered or certified mail, (iii) one day after being sent by professional or overnight courier or messenger service guaranteeing one-day delivery, with receipt confirmed by the courier, or (iv on the date of transmission if sent by telegram, telex, telecopy or other means of electronic transmission resulting in written copies, with receipt confirmed. Failure to give notice in accordance with any of the foregoing methods shall not defeat the effectiveness of notice actually received by the addressee.

18.           ENTIRE AGREEMENT AND AMENDMENTS

This Agreement, and the Severance Agreement between the parties dated this same date and the Warrant Agreement constitute the entire agreement of the parties and supersede any prior or contemporaneous agreements whether oral or written between them with respect to the subject matter hereof or thereof. This Agreement may be changed only if agreed to in writing by both parties.

19.           COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

20.           SEVERABILITY

If any provision of this Agreement is held to be unenforceable for any reason, such provision shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the maximum extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

21.           WAIVER

The waiver of any term or condition contained in this Agreement by any party to this Agreement shall not be construed as a waiver of a subsequent breach or failure of the same term or condition or a waiver of any other term or condition contained in this Agreement.

22.           SUCCESSION

Subject to the provisions otherwise contained in this Agreement, this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the respective parties hereto. The parties expressly agree and intend that this Agreement shall be binding on any successor entity to the Company in the event of any merger transaction or an acquisition of all or substantially all of the assets of the Company.

[SIGNATURE PAGE TO FOLLOW]

The parties hereto have executed this Consulting Agreement as of the day and year first above written.

COMPANY:

NUTRACEA

By:	/s/ Bradley D. Edson

Name:	Bradley D. Edson

Address:	Sogo N. 40th Street, suite 400 Phoenix AZ 85018

CONSULTANT:

By:	/s/ Margie Adelman
Margie Adelman
Address:	Delray Beach, FL 33484

Exhibit B

Warrant

EXHIBIT A-l

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED EXCEPT UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN.

NutraCea, a California corporation

Warrant for the Purchase of Shares of Common Stock, par value $0,001 per Share

No. WC-[___]	1,000,000 Shares
Issuance Date: January 25, 2005

THIS CERTIFIES that, for value received, Margie Adelman (the "Holder"), is entitled to subscribe for and purchase from NutraCea, a California corporation (the ''Company"), upon the terms and conditions set forth herein, 1,000,000 shares of the Company's Common Stock, par value $0,001 per share ("Common Stock"), at a price of $0.30 per share (the "Exercise Price"). As used herein the term "this Warrant" shall mean and include this Warrant and any Common Stock or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part and Warrant Shares shall mean the shares of the Company's Common Stock issued to Holder upon exercise of all or part of the Warrant. The number of Warrant Shares may be adjusted from time to time as hereinafter set forth.

1.             Exercise Period. This Warrant may be exercised as follows: (i) 500,000 upon the execution of this agreement; and (ii) the remaining 500,000 may be exercised after January 25, 2006 and ending at 5:00 P.M. Pacific time on January 25, 2015, unless earlier terminated pursuant to this Warrant (the "Exercise Period"). Notwithstanding the foregoing, in the event that Holder terminates her employment with the Company or is terminated for Cause (as defined in the Employment Agreement by and between the Holder and the Company of even date herewith ("Employment Agreement")) prior to January 25, 2006, all Warrants shall expire. In me event that Holder terminates her employment With the Company or is terminated for Cause (as defined in the Employment Agreement) at any time between January 25, 2005 and January 25, 2006 500,000 Warrants shall expire.

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2.              Procedure for Exercise: Effect of Exercise.

(a)           Cash Exercise, This Warrant may be exercised, in whole or in part, by the Holder during normal business hours on any business day during the Exercise Period by (i) the presentation and surrender of this Warrant to the Company at its principal office along with a duly executed Notice of Exercise (in the form attached to this Warrant) specifying the number of Warrant Shares to be purchased, and (ii) delivery of payment to the Company of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier's check.

(b)           Cashless Exercise. This Warrant may also be exercised by the Holder through a cashless exercise, as described in this Section 2(b). This Warrant may be exercised, in whole or in part, by the Holder during normal business hours on any business day during the Exercise Period by the presentation and surrender of this Warrant to the Company at its principal office along with a duly executed Notice of Exercise specifying the number of Warrant Shares to be applied to such exercise. The number of Warrant Shares to be delivered upon exercise of this Warrant pursuant to this Section 2(b) shall equal the value of this Warrant (or the portion thereof being canceled) computed as of the date of delivery of this Warrant to the Company using the following formula:

X =	Y (A-B)
A

Where:

X =	the number of shares of Common Stock to be issued to Holder under this Section 2(b);

Y =	the number of Warrant Shares identified in the Notice of Exercise as being applied to the subject exercise;

A =	the Current Market Price on such date; and

B =	the Exercise Price

For purposes of this Section 2(b) and Section 6, the "Current Market Price" per share of Common Stock on any date shall mean the average closing price of the last three trading days with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, the average closing price of such security on the three (3) consecutive trading days immediately preceding such date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if such security is not quoted by any such organization, the three day average closing price of such security as of the three (3) consecutive trading days immediately preceding such date furnished by a New York Stock Exchange member firm selected by the Company, or if such security is not quoted by any such organization and no such New York Stock Exchange member firm is able to provide such prices, such price as is determined by the Board of Directors in good faith.

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The Company acknowledges and agrees that this Warrant was issued on the issuance Date. Consequently, the Company acknowledges and agrees that, if the Holder conducts a cashless exercise pursuant to this Section 2(b), the period during which the Holder held this Warrant may, for purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), be "tacked" to the period during which the Holder holds the Warrant Shares received upon such cashless exercise.

Notwithstanding the foregoing, except in connection with a transaction described in the proviso in the first sentence of this Section 2(b), the Holder may conduct a cashless exercise pursuant to this Section 2(b) only after the first anniversary of the Issuance Date.

(c)            Effect of Exercise, Upon receipt by the Company of this Warrant and a Notice of Exercise, together with proper payment of the Exercise Price, as provided in this Section 2, the Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant has been surrendered and payment has been made for such Warrant Shares in accordance with this Warrant and the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. A stock certificate or certificates for the Warrant Shares specified in the Notice of Exercise shall be delivered to the Holder as promptly as practicable, and in any event within seven (7) business days, thereafter. The stock certificate(s) so delivered shall be in any such denominations as may be reasonably specified by the Holder in the Notice of Exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver within seven (7) business days a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares subject to purchase hereunder.

3.             Registration of Warrants.

3.1 Warrant Register, Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares, upon surrender to the Company or its duly authorized agent.

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3.2           Piggyback Registration Rights. Subject to the cutback restrictions set forth below, if at any time after the Issuance Date, the Company shall seek to register any shares of its Common Stock under the Securities Act for sale to the public for its own account or on the account of others (except with respect to registration statements on Form S-4, S-8 or another form not available for registering the Warrant Shares for sale to the public) the Company will promptly give written notice thereof to the Holder. If within ten (10) days after Holder's receipt of such notice the Holder requests the inclusion of Holder's Warrant Shares, subject to the limitations set forth below, in such registration, the Company will use its best efforts to effect the registration under the Securities Act of such Warrant Shares. The number of Holder's Warrant Shares that may be included on any such registration statement shall be subject to the following: (1) in tine event the Company seeks to register any shares of its Common Stock at any time after the second anniversary of the Issuance Date, Holder may be entitled to include all or part, as determined by Holder and subject to cutbacks required by underwriters as stated below, of Holder's Warrant Shares; and (2) in the event the Company seeks to register any shares of its Common Stock at any time after the Issuance Date and the Company's senior officers and directors participate in such registration, Holder may be entitled to include the number of vested Warrant Shares which shall be apportioned pro rata among the Holder and senior officers and directors according to the total amount of securities entitled to be included therein owned by Holder and senior officers and directors of the Company taken as a single group. In the case of the registration of shares of capital stock by the Company in connection with any underwritten public offering, if the underwriters) determines that marketing factors require a limitation on the number of Warrant Shares to be offered, subject to the following sentence, the Company shall not be required to register Warrant Shares in excess of the amount, if any, of shares of the capital stock which the principal underwriter of such underwritten offering shall reasonably and in good faith agree to include in such offering in addition to any amount to be registered for the account of the Company. If any limitation of the number of shares to be registered by holders of the Company's Common Stock or shares of Warrant Shares to be registered by the Holder is required pursuant to this Section 3.2, the number of shares to be excluded shall be determined by the principal underwriter of such underwritten offering.

4.             Restrictions on Transfer, (a) The Holder, as of the date of issuance hereof, represents to the Company that such Holder is acquiring the Warrants for its own account for investment purposes and not with a view to the distribution thereof or of the Warrant Shares. Notwithstanding any provisions contained in this Warrant to the contrary, Holder agrees that it shall not, directly or indirectly, make any offering, sale, assignment, transfer, pledge, encumbrance, contract to sell, grant an option to purchase or make any other disposition of this Warrant or the Warrant Shares issued upon exercise of the Warrant or enter into any swap or other derivative transaction that transfer to another, in whole or in part, any of the economic benefit or risk of ownership of such Warrant or Warrant Shares, whether any such transaction described above is to be settled by delivery of the Warrant Shares or other securities, in cash or otherwise for the period of Thirty-Six (36) months after January 26, 2005 or while Holder is employed by Company, unless prior written consent is obtained by Holder from the Company. In addition to the foregoing, any potential transfer by Holder shall be subject to the delivery to the Company of an opinion of the Holder's counsel or a registration of such Warrant Shares under the Securities Act has become effective or after a sale of such Warrant or Warrant Shares has been consummated pursuant to Rule 144 or Rule 144 A under the Securities Act. The Company may place restrictive legends on the certificates representing the Warrant Shares issued upon exercise of the Warrants and impose stop transfer instructions with respect to the Warrant Shares beneficially held by Holder until the end of such period.

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(b)           Each stock certificate representing Warrant Shares issued upon exercise or exchange of this Warrant shall bear the following legend, and any other legend deemed appropriate and in accordance with this Warrant, unless the opinion of counsel referred to in Section 4(b) states such legend is not required:

'THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED EXCEPT UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS."

5.             Reservation of Shares, The Company shall at all times during the Exercise Period reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefore. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefore, and all shares of Common Stock issuable upon conversion of this Warrant, shall be validly issued, fully paid, non-assessable, and free of preemptive rights.

6.             Adjustments. The number of shares of Common Stock issuable upon exercise of the Warrants shall be adjusted from time to time as follows:

(a)            (i) In the event that the Company shall (A) pay a dividend or make a distribution, in shares of Common Stocks on any class of capital stock of the Company or any subsidiary which is not directly or indirectly wholly owned by the Company, (B) split or subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares, then in each such case the number of shares issuable upon exercise of this Warrant shall be adjusted so that the Holder of a Warrant thereafter surrendered for exercise shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or have been entitled to receive after the occurrence of any of the events described above had such Warrant been exercised immediately prior to the occurrence of such event- An adjustment made pursuant to this Section 6(a)(1) shall become effective immediately after the close of business on the record date in the case of a dividend or distribution (except as provided in Section 6(e) below) and shall become effective immediately after the close of business on the effective date in the case of such subdivision, split or combination, as the case may be.

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(ii)             Mo adjustment in the Exercise Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect; provided, however, that any adjustments that by reason of this Section 6(a) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 6(a) shall be made to the nearest cent or nearest 1/100th of a share.

(iii)            In the event that, at any time as a result of an adjustment made pursuant to Sections 6(a)(1) and 6(a)(ii) above, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Company other than shares of the Common Stock, thereafter the number of such other shares so receivable upon exercise of any such Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 6(a)(1) and 6(a)(ii) above, and the other provisions of this Section 6(a) with respect to the Common Stock shall apply on like terms to any such other shares.

(b)           In case of any reclassification of the Common Stock (other than in a transaction to which Section 6(a)(1) applies), any consolidation of the Company with, or merger of the Company into, any other entity, any merger of another entity into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange which does not result in the cashless exercise or cancellation of this Warrant pursuant to Section 2(b), pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of a Warrant then outstanding shall have the right thereafter, during the period such Warrant shall be exercisable, to exercise such Warrant only for the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of the Company into which a Warrant might have been able to exercise for immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange assuming that such holder of Common Stock failed to exercise rights of election, if any. as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction subject to adjustment as provided in Section 6{a) above following the date of consummation of such transaction. The Company shall not effect any such reclassification, consolidation, merger, sale, transfer, share exchange or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Holder, the obligation to deliver to the Holder upon its exercise of the Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase and the other obligations under this Warrant. The provisions of this Section 6(b) shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

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(c)            If:

(i)	the Company shall take any action which would require an adjustment pursuant to Section 6(a); or

(ii)
the Company shall authorize the granting to the holders of its Common Stock generally of rights, warrants or options to subscribe for or purchase any shares of any class or any other rights, warrants or options; or

(iii)
there shall be any reclassification or change of the Common Stock (other than a subdivision or combination of its outstanding Common Stock or a change in par value) or any consolidation, merger or statutory share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

(iv)	there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, the Company shall cause to be filed with the transfer agent for the Warrants and shall cause to be mailed to each Holder at such Holder's address as shown on the books of the transfer agent for the Warrants, as promptly as possible, but at least 30 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, warrants or options are to be determined, or (B) the date on which such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 6(c).

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(d)           Whenever an adjustment is made as herein provided, the Company shall promptly file with the transfer agent for the Warrants a certificate of an officer of the Company setting forth the adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof. The Company shall promptly cause a notice of such adjustment to be mailed to each Holder.

(e)           In any case in which Section 6(a) provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for such adjustment pursuant to Section 6(a) occurs after such record date but before the occurrence of such event the Company may defer until the actual occurrence of such event (i) issuing to the Holder of any Warrants exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such exercise before giving effect to such adjustment, and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 6(g),

(f)            Upon each adjustment of the Exercise Price, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (i) the product obtained by multiplying the number of shares purchasable upon exercise of this Warrant prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price, by (ii) the Exercise Price in effect after such adjustment of the Exercise Price,

(g)           The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise of this Warrant.

(h)           In case the Company shall take any action affecting the Common Stock, other than actions described in this Section 6, which in the opinion of the Board of Directors would materially adversely affect the exercise right of the Holder, the Exercise Price may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided, however, that in no event shall the Board of Directors he required to take any such action.

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7.             Transfer Taxes. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such, shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

8.             Loss or Mutilation of Warrant Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

9.             No Rights as a Stockholder. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

10.           Governing Law. This Warrant shall be construed in accordance with the laws of the State of California applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

11.           Beneficial Ownership. The Company shall not effect the exercise of this Warrant by any Holder, and no person who is a holder of this Warrant shall have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such person (together with such person's affiliates) would beneficially own in excess of 10% of the shares of the Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such person and its affiliates shall include, without limitation, the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (a) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such person and its affiliates, and (b) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any debentures, convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 11, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company's most recent Form 10-Q, Form 10-K or other public filing with the Securities and Exchange Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder of this Warrant, the Company shall within two business days confirm orally and in writing to the Holder of this Warrant the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by the Holder of this Warrant and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. In effecting the exercise of this Warrant, the Company shall be entitled to rely on a representation by the Holder of this Warrant as to the number of shares that it beneficially owns for purposes of the above 10% limitation calculation.

9

Dated: January 25, 2005

NUTRACEA.
a California corporation,

By:	/s/ Patricia McPeak
Patricia McPeak
Chief Executive Officer

[Signature Page to Warrant]

10

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

FOR VALUE RECEIVED._______________________________ hereby sells, assigns, and transfers unto_________________ a Warrant to purchase ______________ shares of Common Stock, par value $[0,001] per share, of NUTRACEA. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint __________________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated:

By:
Signature

The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

11

To:	NutraCea
261 Hawks' Flight Court
El Dorado Hills. CA 95762
Attention: Chief Executive Officer

NOTICE OF EXERCISE

The undersigned hereby exercises his or its rights to purchase ______ Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $_________by [tendering cash or delivering a certified check or bank cashier's check, payable to the order of the Company] [surrendering ______ shares of Common Stock received upon exercise of the attached Warrant, which shares have a Current Market Price equal to such payment] in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

(Print Name, Address and Social Security or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:

By:
Print Name

Signature

Address:

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NutraCea (NTRZ.OB)	At 10:47AM ET: 0.43 ò 0.01 (2,27%)

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Start Date:	Jan	25	2005	Eg. Jan 0, 2003	m	Weekly
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